UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):  May 17, 2011

WIKILOAN INC.
(Exact name of registrant as specified in Charter)

Delaware	000-51879	58-1921737
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1093 Broxton Avenue, Suite 210
Los Angeles, CA 90024
 (Address of Principal Executive Offices)

(310) 443-9246
 (Issuer Telephone number)

 (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On May 17, 2011, Wikiloan, Inc., a Delaware corporation (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) to increase its total number of authorized shares of common stock to 750,000,000. The Amendment was effective as of May 17, 2011. A copy of the Amendment is attached hereto as Exhibit 3.1.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Reference is made to the disclosure set forth under Items 5.03 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Acting by majority written consent in lieu of a special meeting executed on May 4, 2011, the holders of 31,116,827 shares of the Company’s common stock, which represented approximately 62% of the then-outstanding shares of the Company’s common stock, approved the increase of the Company’s authorized shares of common stock and a one for ten forward split of the Company’s common stock.

 ITEM 9.01  FINANCIAL STATEMENT AND EXHIBITS

(d)  Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WIKILOAN INC.

Date: May 18, 2011	By:	/s/ Edward C. DeFeudis
Edward C. DeFeudis President, Chief Financial Officer Principal Accounting Officer and Chairman of the Board